Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-60836 on Form N-1A of our reports each dated May 24, 2012, relating to the financial statements and financial highlights of BlackRock Value Opportunities Fund, Inc. (the “Fund”) and Master Value Opportunities LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended March 31, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund & Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 25 , 2012